                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                             THREE MONTHS                   NINE MONTHS
                                                          ENDED OCTOBER 31,              ENDED OCTOBER 31,
                                                     ----------------------------  ------------------------------
                                                         1994           1993            1994            1993
                                                     -------------  -------------  --------------  --------------
Primary:
  Net income.......................................  $   2,204,864  $   3,034,274  $   11,299,777  $   10,011,477
                                                     -------------  -------------  --------------  --------------
                                                     -------------  -------------  --------------  --------------
  Weighted average number of common shares
   outstanding during the period...................      7,590,856      7,428,987       7,559,390       7,390,537
  Add common equivalent shares relating to
   outstanding options to purchase common stock
   using the treasury stock method.................        381,421        604,917         469,309         555,219
                                                     -------------  -------------  --------------  --------------
    Total common and common equivalent shares
     outstanding...................................      7,972,277      8,033,904       8,028,699       7,945,756
                                                     -------------  -------------  --------------  --------------
                                                     -------------  -------------  --------------  --------------
Primary income per common share....................      $.28           $.38           $1.41           $1.26
                                                     -------------  -------------  --------------  --------------
                                                     -------------  -------------  --------------  --------------
Fully diluted:
  Net income.......................................  $   2,204,864  $   3,034,274  $   11,299,777  $   10,011,477
                                                     -------------  -------------  --------------  --------------
                                                     -------------  -------------  --------------  --------------
  Weighted average number of common shares
   outstanding during the period...................      7,590,856      7,428,987       7,559,390       7,390,537
  Add common equivalent shares relating to
   outstanding options to purchase common stock
   using the treasury stock method.................        381,380        606,372         469,203         585,663
                                                     -------------  -------------  --------------  --------------
    Total common and common equivalent shares
     outstanding...................................      7,972,236      8,035,359       8,028,593       7,976,200
                                                     -------------  -------------  --------------  --------------
                                                     -------------  -------------  --------------  --------------
Fully diluted income per common share..............      $.28           $.38           $1.41           $1.26
                                                     -------------  -------------  --------------  --------------
                                                     -------------  -------------  --------------  --------------
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